Exhibit 99.2
Exhibit 99.2 4Q09 SUPPLEMENTAL INFORMATION

TABLE OF CONTENTS CORPORATE Corporate Profile 2 Analyst Coverage 4 Investor Relations Contacts 4 Forward-Looking Statements and Risk Factors 5 33 3 FINANCIAL Consolidated Balance Sheets (Unaudited) 6 Consolidated Statements of Income (Unaudited) 7 Funds from Operations Reconciliation 8 Funds Available for Distribution Reconciliation 9 Adjusted EBITDA Reconciliation 10 Net Operating Income Reconciliation 11 Outlook Reconciliation 12 Revenue and Lease Maturity 13 Debt Maturities and Principal Payments 14 Fixed and Floating Rate Debt 14 Current Capitalization 15 25 INVESTMENT Gross Investment Activity — Quarter 16 Gross Investment Activity — Year 17 Investment Timing 18 Disposition Activity 18 Discontinued Operations 18 PORTFOLIO Portfolio Composition 19 Investment Metrics 19 Portfolio Concentration 20 Top Ten Operator Descriptions 21 MSA and Region Concentration 22 Portfolio Performance 23 Same Store Revenue Growth 23 Portfolio Performance — Independent Living/CCRC 24 Portfolio Performance — Assisted Living 25 Portfolio Performance — Skilled Nursing 26 Portfolio Performance — Hospitals 27 Portfolio Composition — Medical Office Buildings 28 Portfolio Performance — Medical Office Buildings 28 Portfolio Concentration — Medical Office Buildings 29 Development Activity 30 Development Funding Projections 30 Development Project Conversion Estimates 31 Unstabilized Properties 32 Portfolio Trends 33 GLOSSARY Glossary 34 Supplemental Reporting Measures 37

CORPORATE

HEALTH CARE REIT, INC., a real estate investment trust ("REIT") with an enterprise value of $8.2 billion, invests in health care real estate, including independent living, assisted living and skilled nursing facilities, continuing care retirement communities, hospitals and medical office buildings. The company's full service platform also offers property management and development services to its customers.

Data as of:	December 31, 2009				
NYSE Symbol:	HCN	Enterprise Value:	$8.2 billion	Investment Concentration*	
Closing Price:	$44.32	Gross Real Estate Assets:	$6.8 billion	Owned Assets:	93%
52 Week Hi/Lo:	$46.74/$25.86	Debt to Market Capitalization:	30%	Top 5 Customers:	24%
Dividend/Yield:	$2.72/6.14%	Debt to Book Capitalization:	39%	Top 5 States:	45%
Shares Outstanding:	123.4 million	Senior Debt Ratings:	Baa2/BBB-/BBB	* % of total investments	

FULL SERVICE PLATFORM

Health Care REIT provides senior housing operators and health care systems with a single source for facility planning, design and turn-key development, property management and monetization or expansion of existing real estate. By extending successful relationship investment programs to health care systems across higher acuity asset classes, the company has significantly increased potential investment opportunities.

DEVELOPMENT FUNDING
$ millions


$308
$621
$555
$168
$44
2007
2008
2009
2010E*
Future*

*represents projected future funding for projects underway as of December 31, 2009

GROSS REAL ESTATE ASSETS
$ millions


$3,131
$4,477
$5,498
$6,462
$6,764
$7,564
2005
2006
2007
2008
2009
2010E*

*based on mid-point of HCN 2010 net investment guidance of $700 to $900 million

2

CORPORATE SECURE DIVIDEND Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 155 consecutive quarterly dividends during its 40-year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* SOLID DIVIDEND PAYMENT RECORD* $3,500,000 $3,000,000 $3.00 $2,500,000 $2.50 $2,000,000 $2.00 $1,500,000 $1.50 $1,000,000 $1.00 $500,000 $0.50 $0 $0.00 71 75 79 83 87 91 95 99 03 07 71 74 77 80 83 86 89 92 95 98 01 04 07 10 *value of $10,000 investment made 6/30/1971, *adjusted for stock splits assuming reinvestment of dividends TOTAL RETURNS* 1 year 12.8% 3 years 7.3% 5 years 9.9% 10 years 20.4% 20 years 15.2% Since inception 16.0% *assumes reinvestment of dividends RELATIONSHIP FOCUSED, LONG-TERM STRATEGY With 61 operators and over 800 medical office tenants in 39 states, the company strives to provide each customer with the highest quality service and attention to detail. Throughout the company’s 40-year history, it has been a long-term capital provider to senior housing and health care systems throughout all market cycles. The relationship approach enables the company to partner with the best regionally focused operators and health systems and help them grow profitably, while concentrating on what they do best — provide quality care to patients and residents. SPEED AND CERTAINTY OF EXECUTION Health Care REIT’s experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $3.9 billion in capital in the last five years, including $814 million in 2008 and $998 million during the twelve months ended December 31, 2009. The company’s $1.15 billion line of credit ensures new investments will be funded on time. 3

CORPORATE George L. Chapman ANALYST COVERAGE Chairman, CEO & President Bank of America Merrill Lynch Mr. Chapman is currently Chairman, BMO Capital Markets Corp. Chief Executive Officer and President Deutsche Bank Securities Inc. of the company. He has served as Green Street Advisors, Inc. Chairman and Chief Executive Officer KeyBanc Capital Markets since October 1996, and previously Morgan Keegan & Co., Inc. Raymond James & Associates, Inc. served as President of the company Robert W. Baird & Co. from September 1995 to May 2002. Stifel Nicolaus & Company, Inc. From January 1992 to September UBS Securities 1995, he served as Executive Vice Wells Fargo Securities President and General Counsel of the company. Jeffrey H. Miller EVP-Operations & General INVESTOR RELATIONS Counsel ANALYST / INVESTOR CONTACT Mr. Miller is currently Executive Vice Scott A. Estes EVP & CFO President-Operations and General sestes@hcreit.com Counsel, He served as Executive Vice President and General Counsel from Michael A. Crabtree March 2006 to January 2009 and SVP & Treasurer Vice President and General Counsel mcrabtree@hcreit.com of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the GENERAL INQUIRIES real estate practice group of the law Erin C. Ibele SVP-Administration & Corporate Secretary firm of Shumaker, Loop & Kendrick, info@hcreit.com LLP. Scott A. Estes EVP & CFO Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. 4

CORPORATE Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) December 31, 2009 2008 Assets Real estate investments: Real property owned Land and land improvements $521,055 $504,907 Buildings and improvements 5,185,328 4,653,871 Acquired lease intangibles 127,390 133,324 Real property held for sale, net of accumulated depreciation 45,686 48,054 Construction in progress 456,832 639,419 Gross real property owned 6,336,291 5,979,575 Less accumulated depreciation and amortization (677,851) (600,781) Net real property owned 5,658,440 5,378,794 Real estate loans receivable (1) 427,363 482,885 Less allowance for losses on loans receivable (5,183) (7,500) Net real estate loans receivable 422,180 475,385 Net real estate investments 6,080,620 5,854,179 Other assets: Equity investments 5,816 1,030 Deferred loan expenses 22,698 23,579 Cash and cash equivalents 35,476 23,370 Restricted cash 23,237 154,070 Receivables and other assets (2) 199,339 158,803 Total other assets 286,566 360,852 Total assets $6,367,186 $6,215,031 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $140,000 $570,000 Senior unsecured notes 1,653,027 1,831,151 Secured debt 620,995 446,525 Accrued expenses and other liabilities 145,713 129,070 Total liabilities 2,559,735 2,976,746 Equity: Preferred stock 288,683 289,929 Common stock 123,385 104,635 Capital in excess of par value 3,900,666 3,204,690 Treasury stock (7,619) (5,145) Cumulative net income 1,547,669 1,354,400 Cumulative dividends (2,057,658) (1,723,819) Accumulated other comprehensive income (2,891) (1,113) Other equity 4,804 4,105 Total Health Care REIT, Inc. stockholders’ equity 3,797,039 3,227,682 Noncontrolling interests 10,412 10,603 Total equity 3,807,451 3,238,285 Total liabilities and equity $6,367,186 $6,215,031 Notes: (1) Includes non-accrual loan balances of $67,126,000 and $72,770,000 at December 31, 2009 and 2008, respectively. (2) Includes net straight-line receivable balances of $79,760,000 and $66,875,000 at December 31, 2009 and 2008, respectively. 6

FINANCIAL Consolidated Statements of Income (unaudited) (amounts in thousands except per share data) Three Months Ended Year Ended December 31, December 31, 2009 2008 2009 2008 Revenues: Rental income $133,037 $125,350 $520,300 $475,822 Interest income 10,246 10,886 40,885 40,063 Other income 1,578 4,865 5,388 10,521 Prepayment fees 2,400 — 2,400 — Total revenues 147,261 141,101 568,973 526,406 Expenses: Interest expense 25,154 30,353 106,231 130,153 Property operating expenses 11,454 10,989 45,896 42,634 Depreciation and amortization 40,576 38,387 157,049 144,361 General and administrative expenses 10,908 13,501 49,691 47,193 Realized loss on derivatives - 21,880 — 23,393 Loss (gain) on extinguishment of debt 410 — 25,107 (2,094) Provision for loan losses 23,121 94 23,261 94 Total expenses 111,623 115,204 407,235 385,734 Income from continuing operations before income taxes 35,638 25,897 161,738 140,672 Income tax expense (151) (136) (168) (1,306) Income from continuing operations 35,487 25,761 161,570 139,366 Discontinued operations: Gain (loss) on sales of properties 16,487 33,120 43,394 163,933 Impairment of assets (23,350) (32,648) (25,223) (32,648) Income from discontinued operations, net 8,214 1,155 13,186 12,774 Discontinued operations, net 1,351 1,627 31,357 144,059 Net income 36,838 27,388 192,927 283,425 Less: Preferred stock dividends 5,520 5,541 22,079 23,201 Net income attributable to noncontrolling interests (382) (2) (342) 126 Net income attributable to common stockholders $31,700 $21,849 $ 171,190 $260,098 Average number of common shares outstanding: Basic 122,700 103,329 114,207 93,732 Diluted 123,105 103,840 114,612 94,309 Net income attributable to common stockholders per share: Basic $0.26 $0.21 $1.50 $2.77 Diluted $0.26 $0.21 $1.49 $2.76 Common dividends per share $ 0.68 $0.68 $2.72 $2.70 7

FINANCIAL

Funds From Operations Reconciliation

(amounts in thousands except per share data)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Year Ended December 31, 2009	Year Ended December 31, 2008
Net income attributable to common stockholders	**$ 31,700**	**$ 21,849**	**$ 171,190**	**$ 260,098**
Depreciation and amortization (1)	41,780	42,150	164,923	163,045
Loss (gain) on sales of properties	(16,487)	(33,120)	(43,394)	(163,933)
Noncontrolling interests	(564)	(81)	(798)	(342)
Prepayment fees	(2,400)	-	(2,400)	-
Funds from operations	**54,029**	**30,798**	**289,521**	**258,868**
Impairment of assets	23,350	32,648	25,223	32,648
Realized loss on derivatives	-	21,880	-	23,393
Terminated transaction costs	-	2,291	-	2,291
Non-recurring G&A expenses	-	-	3,909	-
Loss (gain) on extinguishment of debt	410	-	25,107	(2,094)
Provision for loan losses	23,121	94	23,261	94
Additional other income	(8,059)	(2,500)	(8,059)	(2,500)
Non-recurring income tax expense	-	-	-	1,325
Funds from operations — normalized	**$ 92,851**	**$ 85,211**	**$ 358,962**	**$ 314,025**
Average common shares outstanding:				
Basic	122,700	103,329	114,207	93,732
Diluted	123,105	103,840	114,612	94,309
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.26	$ 0.21	$ 1.50	$ 2.77
Diluted	$ 0.26	$ 0.21	$ 1.49	$ 2.76
Funds from operations				
Basic	$ 0.44	$ 0.30	$ 2.54	$ 2.76
Diluted	$ 0.44	$ 0.30	$ 2.53	$ 2.74
Funds from operations — normalized				
Basic	$ 0.76	$ 0.82	$ 3.14	$ 3.35
Diluted	$ 0.75	$ 0.82	$ 3.13	$ 3.33
FFO Payout Ratio				
Dividends per share	$ 0.68	$ 0.68	$ 2.72	$ 2.70
FFO per diluted share	$ 0.44	$ 0.30	$ 2.53	$ 2.74
FFO payout ratio	155%	227%	108%	99%
FFO Payout Ratio — Normalized				
Dividends per share	$ 0.68	$ 0.68	$ 2.72	$ 2.70
FFO per diluted share — normalized	$ 0.75	$ 0.82	$ 3.13	$ 3.33
FFO payout ratio — normalized	91%	83%	87%	81%

Notes:
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

8

FINANCIAL

Funds Available for Distribution Reconciliation

(amounts in thousands except per share data)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Year Ended December 31, 2009	Year Ended December 31, 2008
Net income attributable to common stockholders	**$ 31,700**	**$ 21,849**	**$ 171,190**	**$ 260,098**
Depreciation and amortization (1)	41,780	42,150	164,923	163,045
Loss (gain) on sales of properties	(16,487)	(33,120)	(43,394)	(163,933)
Noncontrolling interests	(472)	(18)	(530)	(44)
Prepayment fees	(2,400)	-	(2,400)	-
Gross straight-line rental income	(4,917)	(4,682)	(19,415)	(20,489)
Prepaid/straight-line rent receipts	7,211	12,602	30,674	28,282
Amortization related to above/(below) market leases, net	(369)	(363)	(1,713)	(1,039)
Non-cash interest expense	3,387	2,899	11,897	11,232
Cap-ex, tenant improvements, lease commissions	(5,025)	(2,865)	(13,819)	(6,347)
Funds available for distribution	**54,408**	**38,452**	**297,413**	**270,805**
Impairment of assets	23,350	32,648	25,223	32,648
Realized loss on derivatives	-	21,880	-	23,393
Terminated transaction costs	-	2,291	-	2,291
Non-recurring G&A expenses	-	-	3,909	-
Loss (gain) on extinguishment of debt	410	-	25,107	(2,094)
Provision for loan losses	23,121	94	23,261	94
Additional other income	(8,059)	(2,500)	(8,059)	(2,500)
Non-recurring income tax expense	-	-	-	1,325
Prepaid/straight-line rent receipts	(7,211)	(12,602)	(30,674)	(28,282)
Funds available for distribution — normalized	**$ 86,019**	**$ 80,263**	**$ 336,180**	**$ 297,680**
Average common shares outstanding:				
Basic	122,700	103,329	114,207	93,732
Diluted	123,105	103,840	114,612	94,309
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.26	$ 0.21	$ 1.50	$ 2.77
Diluted	$ 0.26	$ 0.21	$ 1.49	$ 2.76
Funds available for distribution				
Basic	$ 0.44	$ 0.37	$ 2.60	$ 2.89
Diluted	$ 0.44	$ 0.37	$ 2.59	$ 2.87
Funds available for distribution — normalized				
Basic	$ 0.70	$ 0.78	$ 2.94	$ 3.18
Diluted	$ 0.70	$ 0.77	$ 2.93	$ 3.16
FAD Payout Ratio				
Dividends per share	$ 0.68	$ 0.68	$ 2.72	$ 2.70
FAD per diluted share	$ 0.44	$ 0.37	$ 2.59	$ 2.87
FAD payout ratio	155%	184%	105%	94%
FAD Payout Ratio — Normalized				
Dividends per share	$ 0.68	$ 0.68	$ 2.72	$ 2.70
FAD per diluted share — normalized	$ 0.70	$ 0.77	$ 2.93	$ 3.16
FAD payout ratio — normalized	97%	88%	93%	85%

Notes:
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

9

FINANCIAL

Adjusted EBITDA Reconciliation

(dollars in thousands)

	Twelve Months Ended				
	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net income	**$ 283,425**	**$ 314,613**	**$ 218,112**	**$ 183,478**	**$ 192,927**
Interest expense (3)	141,059	131,750	122,927	116,406	109,772
Income tax expense	1,306	77	54	152	168
Depreciation and amortization (3)	163,045	164,797	165,898	165,292	164,923
Stock-based compensation (4)	8,530	11,248	10,922	10,525	9,633
Provision for loan losses	94	234	234	234	23,261
Loss (gain) on extinguishment of debt	(2,094)	(2,446)	(2,446)	24,696	25,107
Adjusted EBITDA	**$ 595,365**	**$ 620,273**	**$ 515,701**	**$ 500,783**	**$ 525,791**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 141,059	$ 131,750	$ 122,927	$ 116,406	$ 109,772
Capitalized interest (5)	25,029	29,727	35,690	39,301	41,170
Non-cash interest expense	(11,231)	(11,214)	(11,289)	(11,410)	(11,898)
Total interest	**$ 154,857**	**$ 150,263**	**$ 147,328**	**$ 144,297**	**$ 139,044**
Adjusted EBITDA	$ 595,365	$ 620,273	$ 515,701	$ 500,783	$ 525,791
Adjusted interest coverage ratio	**3.84x**	**4.13x**	**3.50x**	**3.47x**	**3.78x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 154,857	$ 150,263	$ 147,328	$ 144,297	$ 139,044
Secured debt principal amortization	8,119	8,232	8,592	8,810	9,292
Preferred dividends	23,201	22,579	22,311	22,101	22,079
Total fixed charges	**$ 186,177**	**$ 181,074**	**$ 178,231**	**$ 175,208**	**$ 170,415**
Adjusted EBITDA	$ 595,365	$ 620,273	$ 515,701	$ 500,783	$ 525,791
Adjusted fixed charge coverage ratio	**3.20x**	**3.43x**	**2.89x**	**2.86x**	**3.09x**
Net Debt to EBITDA Ratio					
Total debt	$ 2,847,676	$ 2,589,873	$ 2,697,432	$ 2,420,487	$ 2,414,022
Less: cash and cash equivalents	(23,370)	(19,180)	(79,505)	(102,353)	(35,476)
Net debt	**$ 2,824,306**	**$ 2,570,693**	**$ 2,617,927**	**$ 2,318,134**	**$ 2,378,546**
Adjusted EBITDA	595,365	620,273	515,701	500,783	525,791
Net debt to adjusted EBITDA ratio	**4.74x**	**4.14x**	**5.08x**	**4.63x**	**4.52x**

Notes:
(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.
(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.
(3) Interest expense and depreciation and amortization include discontinued operations.
(4) Stock-based compensation expense was $912,000 and $9,633,000 for the three and twelve months ended December 31, 2009.
(5) Capitalized interest was $10,305,000 and $41,170,000 for the three and twelve months ended December 31, 2009.

10

FINANCIAL Net Operating Income Reconciliation (dollars in thousands) Three Months Ended Year Ended December 31, December 31, 2009 2008 2009 2008 Total revenues: Investment properties: Rental income: (1) Independent living/CCRCs $19,085 $19,562 $77,673 $66,402 Assisted living facilities 28,771 27,521 113,011 117,009 Skilled nursing facilities 40,733 41,056 167,425 163,731 Hospitals 10,779 11,898 44,968 41,707 Sub-total rental income 99,368 100,037 403,077 388,849 Interest income 10,246 10,886 40,885 40,063 Other income * 11,551 3,850 13,728 7,899 Total investment property income 121,165 114,773 457,690 436,811 Medical office buildings: Rental income (1) 35,980 33,138 136,834 133,332 Other income 254 222 949 930 Total MOB income 36,234 33,360 137,783 134,262 Non-segment/corporate other income 232 793 1,170 1,692 Total revenues 157,631 148,926 596,643 572,765 Property operating expenses: Investment properties — - — -Medical office buildings (1) 11,964 12,019 48,965 46,629 Non-segment/corporate — - — - Total property operating expenses 11,964 12,019 48,965 46,629 Net operating income: Investment properties 121,165 114,773 457,690 436,811 Medical office buildings 24,270 21,341 88,818 87,633 Non-segment/corporate 232 793 1,170 1,692 Net operating income $145,667 $136,907 $547,678 $526,136 * Includes $8,059,000 of other income from discontinued operations and $2,400,000 of prepayment fees Note: (1) The three months ended December 31, 2009 includes the following amounts (in thousands): Rental income from discontinued operations: Assisted living facilities $178 Skilled nursing facilities 900 Hospitals 363 Medical office buildings 870 Total $2,311 Non-cash rental income from continuing operations: Independent living/CCRCs $1,365 Assisted living facilities 946 Skilled nursing facilities 949 Hospitals 339 Medical office buildings 1,913 Total $5,512 Property operating expenses from discontinued operations: Medical office buildings $510 11

FINANCIAL Outlook Reconciliation (amounts in thousands except per share data) Year Ended December 31, 2010 Low High Investments: Acquisitions $700,000 $800,000 Development 300,000 400,000 Gross new investments 1,000,000 1,200,000 Dispositions (300,000) (300,000) Net new investments 700,000 900,000 FFO Reconciliation: Net income attributable to common stockholders $178,420 $197,170 Depreciation and amortization (1) 206,500 206,500 Funds from operations $384,920 $403,670 Non-recurring G&A expenses (2) 2,580 2,580 Funds from operations — normalized $387,500 $406,250 Per share data (diluted): Net income attributable to common stockholders $1.43 $1.58 Funds from operations 3.08 3.23 Funds from operations — normalized 3.10 3.25 FAD Reconciliation: Net income attributable to common stockholders $178,420 $197,170 Depreciation and amortization (1) 206,500 206,500 Gross straight-line rental income (18,000) (18,000) Amortization related to above (below) market leases, net (6,500) (6,500) Non-cash interest expense 13,000 13,000 Cap-ex, tenant improvements, lease commissions (17,000) (17,000) Funds available for distribution $356,420 $ 375,170 Non-recurring G&A expenses (2) 2,580 2,580 Funds available for distribution — normalized $ 359,000 $377,750 Per share data (diluted): Net income attributable to common stockholders $1.43 $ 1.58 Funds available for distribution 2.85 3.00 Funds available for distribution — normalized 2.87 3.02 Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Expenses recognized in connection with performance-based stock award. 12

Revenue and Lease Maturity

(amounts in thousands except per share data)

	Rental Income (1)								
Year	Independent Living / CCRC	Assisted Living	Skilled Nursing	Hospitals	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2010	$ -	$ -	$ 2,937	$ -	$ 6,756	$ 9,693	$ 1,715	$ 11,408	2.0%
2011	-	988	-	-	10,137	11,125	11,387	22,512	4.0%
2012	1,760	3,741	6,887	-	10,655	23,043	104	23,147	4.1%
2013	6,932	1,516	-	-	8,465	16,913	13,755	30,668	5.5%
2014	-	2,859	6,230	-	10,928	20,017	1,812	21,829	3.9%
2015	-	-	1,934	-	8,822	10,756	1,275	12,031	2.2%
2016	-	-	6,374	-	13,497	19,871	273	20,144	3.6%
2017	-	14,742	3,632	2,350	5,860	26,584	2,697	29,281	5.2%
2018	3,997	33,873	16,705	-	2,399	56,974	1,422	58,396	10.5%
2019	-	18,636	17,851	-	9,461	45,948	395	46,343	8.3%
Thereafter	71,170	45,071	101,820	40,304	22,343	280,708	1,807	282,515	50.7%
	$ 83,859	**$ 121,426**	**$ 164,370**	**$ 42,654**	**$ 109,323**	**$ 521,632**	**$ 36,642**	**$ 558,274**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

FINANCIAL

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,4)	Secured Debt (2,5)	Total	% of Total
2010	$ -	$ -	$ 12,204	$ 12,204	0.5%
2011	140,000	-	12,883	152,883	6.3%
2012	-	76,853	19,021	95,874	4.0%
2013	-	300,000	67,787	367,787	15.2%
2014	-	-	128,232	128,232	5.3%
2015	-	250,000	69,712	319,712	13.2%
2016	-	300,000	159,788	459,788	19.0%
Thereafter	-	735,000	153,419	888,419	36.5%
Totals	**$ 140,000**	**$ 1,661,853**	**$ 623,046**	**$ 2,424,899**	**100.0%**
Weighted Avg Interest Rate (3)	**0.8%**	**5.6%**	**5.8%**	**5.4%**	
Weighted Avg Maturity (4)	**1.6**	**10.4**	**6.7**	**9.0**	

Fixed and Floating Rate Debt

(dollars in thousands)

		Principal	% of Debt
Fixed Rate Debt			
Senior notes	$	1,661,853	68.5%
Secured debt (6)		591,044	24.4%
Total fixed	**$**	**2,252,897**	**92.9%**
Floating Rate Debt			
Line of credit	$	140,000	5.8%
Secured debt (6)		32,002	1.3%
Total floating	**$**	**172,002**	**7.1%**
Total debt	**$**	**2,424,899**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $1.0 billion at December 31, 2009. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) Line of credit interest rate represents 1-month LIBOR + 60 bps at December 31, 2009. Senior notes and secured debt average interest rate represents the face value note rate.

(4) $340 million of convertible senior notes are puttable on December 1, 2011 and $395 million of convertible senior notes are puttable on July 15, 2012. Weighted average maturities would be 3.8 years and 4.4 years for senior notes and total debt, respectively, using the puttable dates.

(5) $6,203,000 of secured debt that matures in 2013 relates to assets-held-for sale. Weighted-average maturities would be 6.7 years and 9.0 years for secured debt and total debt, respectively, if one used a 12/31/09 extinguishment date.

(6) $99,950,000 of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at December 31, 2009. If one treated this as floating rate debt, total debt would be 88.8% fixed and 11.2% floating.

14

FINANCIAL Current Capitalization (amounts in thousands except per share data) Balance % of Total Book Capitalization (1) Line of credit $140,000 2.2% Long-term debt obligations 2,274,022 36.6% Debt to total book capitalization 2,414,022 38.8% Total equity 3,807,451 61.2% Total book capitalization $6,221,473 100.0% Undepreciated Book Capitalization Line of credit $140,000 2.0% Long-term debt obligations 2,274,022 33.0% Debt to undepreciated book capitalization 2,414,022 35.0% Accumulated depreciation and amortization 677,851 9.8% Total equity 3,807,451 55.2% Total undepreciated book capitalization $6,899,324 100.0% Enterprise Value Line of credit $140,000 1.7% Long-term debt obligations 2,274,022 27.8% Debt to total enterprise value 2,414,022 29.5% Common shares outstanding 123,385 Period end share price $44.32 Common equity market capitalization 5,468,423 66.8% Noncontrolling interests 10,412 0.1% Preferred stock 288,683 3.6% Total enterprise value $8,181,540 100.0% Secured Debt as % of Total Assets (2) Secured debt $620,995 9.8% Total assets $6,367,186 Total Debt as % of Total Assets (3) Total debt $2,414,022 37.9% Total assets $ 6,367,186 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $5,898,117 328.9% Unsecured debt $1,793,027 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%.

INVESTMENT Gross Investment Activity 17 Fourth Quarter 2009 Beds / Units / Amount Investment Per Bed / Initial Properties Square Feet ($000) Unit / Square Foot Cash Yield Real Property Acquisitions Freestanding skilled nursing 1 125 beds $11,650 $93,200 9.5% Hospital 1 60 beds 20,500 341,667 8.6% Medical office building 1 88,500 sf 35,523 401 7.7% Total acquisitions 3 $ 67,673 8.3% Construction in Progress Development projects: CCRC — entrance fee 2 613 units $22,945 CCRC — rental 1 32 units 480 Combination — entrance fee 2 363 units 9,650 Combination — rental 9 1,070 units 24,810 Freestanding dementia care 2 101 units 3,858 Hospital 3 212 beds 31,236 Medical office 3 294,168 sf 11,211 Total development projects 22 104,190 Expansion projects: CCRC - entrance fee 3 19 units 574 Combination — entrance fee 4 28 units 1,656 Total expansion projects 7 2,230 Total construction in progress 29 106,420 Capital improvements to existing properties 7,289 9.4% Loan advances 27,535 8.5% Gross investments $208,917

INVESTMENT Gross Investment Activity Year End 2009 Investment Per Beds / Units / Amount Bed / Unit / Initial Properties Square Feet ($000) Square Foot Cash Yield Real Property Acquisitions Freestanding skilled nursing 1 125 beds $11,650 $93,200 9.5% Hospital 1 60 beds 20,500 341,667 8.6% Medical office building 1 88,500 sf 35,523 401 7.7% Total acquisitions 3 $67,673 8.3% Construction in Progress Development projects: CCRC — entrance fee 3 757 units $85,874 CCRC - rental 1 32 units 3,293 Combination — entrance fee 4 548 units 70,347 Combination — rental 16 1,722 units 150,825 Freestanding dementia care 3 157 units 10,807 Freestanding skilled nursing 1 120 beds 5,559 Hospital 3 212 beds 113,907 Medical office 6 870,062 sf 107,853 Total development projects 37 548,465 Expansion projects: CCRC — entrance fee 3 36 units 2,871 Combination — entrance fee 4 28 units 3,996 Total expansion projects 7 6,867 Total construction in progress 44 555,332 Capital improvements to existing properties 19,227 9.5% Loan advances 74,417 9.2% Gross investments $ 716,649 17

INVESTMENT

Investment Timing

(dollars in thousands)

	Acquisitions	Initial Cash Yield	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
January	$ -	0.0%	$ 2,226	11.5%	$ 10,639	9.3%	$ 26,211	9.8%
February	-	0.0%	2,485	10.7%	-	0.0%	3,427	8.9%
March	-	0.0%	1,523	11.7%	26,790	9.0%	14,630	12.6%
April	-	0.0%	1,472	10.5%	242	8.8%	4,259	10.1%
May	-	0.0%	26,806	9.1%	28,825	9.0%	11,293	8.5%
June	-	0.0%	2,534	11.0%	149,157	8.0%	63,192	11.2%
July	-	0.0%	4,648	10.2%	66,272	8.4%	17,975	7.3%
August	-	0.0%	2,465	9.0%	-	0.0%	4,185	7.6%
September	-	0.0%	2,723	9.2%	167,900	7.5%	7,968	5.3%
October	-	0.0%	15,864	7.2%	15,894	6.1%	70,406	10.8%
November	11,650	9.5%	4,331	8.4%	-	0.0%	353	6.4%
December	56,023	8.0%	7,340	11.2%	272,200	7.3%	56,670	6.4%
Total	**$ 67,673**	**8.3%**	**$ 74,417**	**9.2%**	**$ 737,919**	**7.7%**	**$ 280,569**	**9.6%**

Disposition Activity

(dollars in thousands)

	Fourth Quarter 2009 Amount	Fourth Quarter 2009 % of Total	Year Ended 2009 Amount	Year Ended 2009 % of Total
Dispositions by Investment Type				
Real property	$ 54,013	42.4%	$ 186,713	66.5%
Real estate loans receivable	73,416	57.6%	93,856	33.5%
Total	**$ 127,429**	**100.0%**	**$ 280,569**	**100.0%**
Dispositions by Property Type				
CCRC - rental	$ -	0.0%	$ 24,341	8.7%
Combination - rental	5,651	4.4%	27,148	9.7%
Freestanding assisted living	4,791	3.8%	6,649	2.4%
Freestanding dementia care	-	0.0%	5,811	2.1%
Freestanding skilled nursing	26,982	21.2%	37,206	13.3%
Hospital	-	0.0%	40,841	14.6%
Medical office building	16,589	13.0%	44,717	15.9%
Real estate loans receivable	73,416	57.6%	93,856	33.3%
Total	**$ 127,429**	**100.0%**	**$ 280,569**	**100.0%**

Discontinued Operations

(dollars in thousands)

	Fourth Quarter 2009	Fourth Quarter 2008	Year End 2009	Year End 2008
Revenues				
Rental income	$ 2,311	$ 7,825	$ 19,611	$ 46,359
Other income	8,059	-	8,059	-
Expenses				
Interest expense	442	1,877	3,541	10,906
Property operating expenses	510	1,030	3,069	3,995
Depreciation and amortization	1,204	3,763	7,874	18,684
Income / (loss) from discontinued operations, net	**$ 8,214**	**$ 1,155**	**$ 13,186**	**$ 12,774**

18

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties	Investment Balance	% of Total	Committed Balance	% of Total
Balance Sheet Data					
Real property	568	$ 5,658,440	93.0%	$ 5,872,385	93.2%
Loans	22	427,363	7.0%	427,363	6.8%
Total	**590**	**$ 6,085,803**	**100.0%**	**$ 6,299,748**	**100.0%**
Investment Concentration - By Predominant Service Type					
Independent living / CCRC	50	$ 1,210,005	19.8%	$ 1,229,896	19.5%
Assisted living	179	1,312,167	21.6%	1,325,834	21.0%
Skilled nursing	214	1,496,360	24.6%	1,496,360	23.8%
Hospital	29	639,930	10.5%	791,220	12.6%
Medical office	118	1,427,341	23.5%	1,456,438	23.1%
Total	**590**	**$ 6,085,803**	**100.0%**	**$ 6,299,748**	**100.0%**
Investment Concentration - Senior Housing & Care and Medical Facilities					
Senior housing & care portfolio					
CCRC - entrance fee	6	$ 373,594	6.1%	$ 385,502	6.1%
CCRC - rental	8	148,883	2.4%	148,883	2.4%
Combination - entrance fee	8	374,612	6.2%	382,596	6.1%
Combination - rental	128	1,200,916	19.8%	1,213,207	19.2%
Subtotal combination / CCRC	**150**	**2,098,005**	**34.5%**	**2,130,188**	**33.8%**
Freestanding independent living	15	139,567	2.3%	139,567	2.2%
Freestanding assisted living	61	201,762	3.3%	201,762	3.2%
Freestanding dementia care	31	161,127	2.6%	162,502	2.6%
Freestanding skilled nursing	181	1,085,682	17.8%	1,085,682	17.2%
Subtotal freestanding	**288**	**1,588,138**	**26.0%**	**1,589,513**	**25.2%**
Land	5	16,510	0.3%	16,510	0.3%
Other loans	-	315,879	5.2%	315,879	5.0%
Senior housing & care total	**443**	**4,018,532**	**66.0%**	**4,052,090**	**64.3%**
Medical facilities portfolio					
Long-term acute care	15	204,283	3.4%	204,283	3.2%
Acute care	7	279,919	4.6%	431,209	6.8%
Inpatient rehab	5	133,812	2.2%	133,812	2.1%
Land	2	11,120	0.2%	11,120	0.2%
Other loans	-	10,796	0.1%	10,796	0.3%
Subtotal hospital	**29**	**639,930**	**10.5%**	**791,220**	**12.6%**
Medical office	118	1,427,341	23.5%	1,456,438	23.1%
Medical facilities total	**147**	**2,067,271**	**34.0%**	**2,247,658**	**35.7%**
Total portfolio	**590**	**$ 6,085,803**	**100.0%**	**$ 6,299,748**	**100.0%**

	Bed / Unit / Square Foot		Committed Balance ($000)	Per Bed / Unit / Square Foot
Investment Metrics				
Independent living / CCRC	7,046	units	$ 1,229,896	$ 174,552
Assisted living	11,116	units	1,325,834	119,273
Skilled nursing	28,692	beds	1,496,360	52,153
Hospital	1,716	beds	791,220	461,084
Medical office	5,634,181	sf	1,456,438	259
Total			**$ 6,299,748**	

19

PORTFOLIO

Portfolio Concentration

(dollars in thousands)

By Operator / Tenant	Total Properties	Investment Balance	% of Balances
Senior Living Communities, LLC	10	$ 419,406	6.9%
Brookdale Senior Living, Inc.	86	310,126	5.1%
Signature Healthcare LLC	32	270,775	4.4%
Emeritus Corporation	21	241,288	4.0%
Life Care Centers of America, Inc.	18	204,558	3.4%
Merrill Gardens LLC	13	164,393	2.7%
One Lantern Senior Living LLC	9	158,891	2.6%
Stratford Companies	2	157,082	2.6%
Gulf Coast Health Care	25	152,393	2.5%
Lyric Health Care, LLC	27	144,133	2.4%
Remaining portfolio	347	3,862,758	63.4%
Total	**590**	**$6,085,803**	**100.0%**

Balances By State	Independent Living / CCRC	Assisted Living	Skilled Nursing	Hospital	Medical Office	Total Properties	Investment Balance	% of Total
Florida	$ 218,924	$ 59,916	$ 223,493	$ -	$ 255,034	79	$ 757,367	12.4%
Texas	10,134	106,407	182,959	173,058	192,444	75	665,002	10.9%
California	162,858	64,008	-	168,419	163,156	30	558,441	9.2%
Massachusetts	76,600	117,027	218,453	11,120	-	34	423,200	7.0%
Ohio	99,749	40,631	175,784	34,069	7,013	31	357,246	5.9%
Tennessee	-	37,130	203,188	-	62,467	30	302,785	5.0%
South Carolina	235,883	6,424	-	-	16,564	9	258,871	4.3%
Wisconsin	25,704	90,319	-	23,819	90,978	13	230,820	3.8%
North Carolina	46,191	157,337	-	-	23,983	53	227,511	3.7%
Nevada	6,240	73,852	-	-	109,974	14	190,066	3.1%
Remaining portfolio	327,722	559,116	492,483	229,445	505,728	222	2,114,494	34.7%
Total	**$1,210,005**	**$1,312,167**	**$1,496,360**	**$639,930**	**$1,427,341**	**590**	**$6,085,803**	**100.0%**

Revenues By State	Independent Living / CCRC	Assisted Living	Skilled Nursing	Hospital	Medical Office	Total Properties	Total Revenues (1)	% of Total
Florida	$ 2,872	$ 1,129	$ 7,461	$ -	$ 6,549	79	$ 18,011	12.4%
Texas	598	2,468	4,631	4,289	4,751	75	16,737	11.5%
California	4,614	1,863	-	1,844	3,114	30	11,435	7.9%
Massachusetts	140	3,264	6,097	584	-	34	10,085	6.9%
Tennessee	-	818	6,580	70	1,961	30	9,429	6.5%
Ohio	-	1,269	4,965	387	205	31	6,826	4.7%
North Carolina	726	5,601	-	-	489	53	6,816	4.7%
Nevada	296	1,956	-	-	2,285	14	4,537	3.1%
Indiana	1,857	180	989	863	591	13	4,480	3.1%
Illinois	-	1,635	789	910	516	15	3,850	2.6%
Remaining Portfolio	7,528	13,617	13,244	3,480	15,519	216	53,388	36.6%
Total	**$ 18,631**	**$ 33,800**	**$ 44,756**	**$ 12,427**	**$ 35,980**	**590**	**$ 145,594**	**100.0%**

Notes:

(1) Revenues represent rent and interest income including rent from discontinued operations for the three months ended December 31, 2009. Revenues exclude other income and prepayment fees totaling $12,037,000 for the three months ended December 31, 2009.

20

PORTFOLIO Top Ten Operator Descriptions Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates ten campuses in four states. As of December 31, 2009, the HCN portfolio consisted of ten properties in four states with an investment balance of $419.4 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 565 facilities in 35 states with the ability to serve over 53,600 residents. As of December 31, 2009, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $310.1 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 64 skilled nursing facilities with 7,674 beds. As of December 31, 2009, the HCN portfolio consisted of 32 properties in four states with an investment balance of $270.8 million. Emeritus Corporation (AMEX:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 288 communities representing capacity for approximately 30,000 residents in 37 states. As of December 31, 2009, the HCN portfolio consisted of 21 properties in 16 states with an investment balance of $241.3 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 330 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of December 31, 2009, the HCN portfolio consisted of 18 properties in 11 states with an investment balance of $204.6 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 53 IL/AL facilities with 6,455 units in eight states. As of December 31, 2009, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $164.4 million. One Lantern Senior Living, LLC, a fully owned subsidiary of Lazard Real Estate Partners, LP, located in New York, NY, is a privately held corporation organized under the laws of New York. The company owns, operates and manages more than 29 assisted living and skilled nursing facilities with 3,336 units in six states. As of December 31, 2009, the HCN portfolio consisted of nine properties in three states with an investment balance of $158.9 million. The Stratford Companies, Inc., located in Indianapolis, IN, is a private operator of continuing care retirement communities. The company operates three properties with more than 760 units in three states. As of December 31, 2009, the HCN portfolio consisted of two properties in two states with an investment balance of $157.1 million. Gulf Coast Health Care, located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of December 31, 2009, the HCN portfolio consisted of 25 properties in three states with an investment balance of $152.4 million. Lyric Health Care, LLC, located in Columbia, MD, is a private operator of 31 skilled nursing facilities and long term acute care hospitals with 3,800 beds/units in 10 states and has a management agreement with Encore Healthcare LLC to operate the facilities. As of December 31, 2009, the HCN portfolio consisted of 27 properties in nine states with an investment balance of $144.1 million. 21

PORTFOLIO Metropolitan Statistical Area Concentration * 19 (dollars in thousands) Top 31 Top 75 Top 100 Independent living / CCRC $317,194 $551,923 $748,021% of independent living / CCRC 26.2% 45.6% 61.8% Assisted living 477,683 738,868 777,291% of assisted living 36.4% 56.3% 59.2% Skilled nursing 451,806 808,255 880,275% of skilled nursing 30.2% 54.0% 58.8% Hospital 286,013 528,112 565,127% of hospital 44.7% 82.5% 88.3% Medical office 1,008,800 1,312,284 1,312,284% of medical office 70.7% 91.9% 91.9% Total portfolio $2,541,496 $3,939,442 $4,282,998% of total portfolio 41.8% 64.7% 70.4% * Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. Region Concentration (dollars in thousands) Total Investment % of Properties Balance Total By Region* South Atlantic 175 $1,536,675 25.3% East North Central 73 948,829 15.6% West South Central 107 787,585 12.9% Pacific 39 695,985 11.4% East South Central 66 521,862 8.6% Mountain 41 508,503 8.4% New England 46 485,171 8.0% Middle Atlantic 31 373,087 6.1% West North Central 12 228,106 3.7% Total 590 $6,085,803 100.0% *Region definitions are derived from census bureau definitions and are itemized in the glossary. 14 22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (1)	TTM CAMF (1)	Facility Revenue Mix Private Pay	Facility Revenue Mix Medicaid	Facility Revenue Mix Medicare
Stable Portfolio*							
Independent living / CCRC	11	89.6%	1.27x	1.08x	93.6%	2.3%	4.1%
Assisted living	10	89.0%	1.58x	1.36x	86.7%	10.7%	2.6%
Skilled nursing	23	84.2%	2.29x	1.69x	18.5%	51.9%	29.6%
Hospital	11	56.5%	2.47x	2.14x	34.9%	4.4%	60.7%
Medical office	12	91.3%	n/a	n/a	100.0%	0.0%	0.0%
Total	**14**		**2.01x**	**1.59x**			

* Data as of December 31, 2009 for medical office and September 30, 2009 for remaining asset types.

Notes:
(1) Represents trailing twelve month coverage metrics.

Same Store Revenue Growth

(dollars in thousands)

	Properties (1)	4Q08 Same Store Revenue*	4Q09 Same Store Revenue*	% Change
Same Store Portfolio				
Independent living / CCRC (2)	34	$ 16,205	$ 13,950	-13.9%
Assisted living	160	25,093	25,268	0.7%
Skilled nursing	210	38,857	38,747	-0.3%
Hospital	20	9,439	9,504	0.7%
Total (2)	**424**	**$ 89,594**	**$ 87,469**	**-2.4%**

* Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.
(2) 4Q09 independent living/CCRC revenue impacted by rent deferrals related to certain entrance fee communities versus 4Q08. 4Q09 skilled nursing revenue impacted by the transition of one portfolio to a new operator and the restructuring of an existing master lease portfolio at reduced yields. Excluding the impact of these operators, independent living/CCRC 4Q09 same store revenue increased 1.8%, skilled nursing 4Q09 same store revenue increased 0.8%, and total 4Q09 same store revenue increased 0.9%.

23

PORTFOLIO

Portfolio Performance - Independent Living / CCRC

Same Store (19 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


1.50
1.40
1.30
1.20
1.10
1.00
1.27x
1.26x
4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009 3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	(9)	(2)
Stable	(6)	(2)

Occupancy


95%
90%
85%
80%
75%
89.6%
89.0%
4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009 3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	(310)	70
Stable	(260)	60

Revenue per Occupied Unit


$3,500
$3,300
$3,100
$2,900
$2,700
$3,273
$3,268
4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009 3Q2009

(% chg)	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	4.9%	0.3%
Stable	6.8%	-0.1%

Expense per Occupied Unit


$2,300
$2,150
$2,000
$1,850
$1,700
$2,244
$2,232
4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009 3Q2009

(% chg)	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	7.5%	1.0%
Stable	11.1%	1.6%

24

PORTFOLIO

Same Store (130 properties)
Stable

Portfolio Performance - Assisted Living

Trailing Twelve Month Payment Coverage Before Management Fees


1.70
1.60
1.50
1.40
1.30
1.59x
1.58x
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	2	(1)
Stable	1	(1)

Occupancy


95%
90%
85%
80%
75%
89.0%
88.4%
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	(50)	60
Stable	(10)	80

Revenue per Occupied Unit


$4,700
$4,500
$4,300
$4,100
$3,900
$4,553
$4,527
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

(% chg)	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	1.4%	0.3%
Stable	1.6%	1.3%

Expense per Occupied Unit


$3,150
$3,000
$2,850
$2,700
$2,550
$3,002
$2,952
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

(% chg)	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	2.0%	5.0%
Stable	1.4%	5.1%

25

PORTFOLIO

Portfolio Performance - Skilled Nursing

Same Store (211 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.4
2.3
2.2
2.1
2.0
2.32x
2.29x
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	5	3
Stable	3	2

Occupancy


90%
85%
80%
75%
70%
84.2%
83.8%
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	20	10
Stable	50	40

Revenue per Occupied Bed


$6,900
$6,700
$6,500
$6,300
$6,100
$6,893
$6,865
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

(% chg)	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	5.6%	1.2%
Stable	6.0%	1.7%

Expense per Occupied Bed


$5,650
$5,500
$5,350
$5,200
$5,050
$5,620
$5,553
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

(% chg)	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	5.5%	1.6%
Stable	6.7%	2.9%

26

PORTFOLIO

Same Store (12 properties)
Stable

Portfolio Performance - Hospital*

Trailing Twelve Month Payment Coverage Before Management Fees


2.8
2.6
2.4
2.2
2.0
2.59x
2.47x
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	41	20
Stable	29	10

Occupancy


65%
60%
55%
50%
45%
56.8%
56.5%
3Q2008
4Q2008
1Q2009
2Q2009
3Q2009

basis points	3Q09 / 3Q08	3Q09 / 2Q09
Same Store	1,000	(230)
Stable	970	(150)

*Due to recent portfolio activity, the same store criteria for the hospital portfolio has been reduced to 15 months to capture a larger number of facilities in the above charts. Per occupied unit metrics not applicable for hospitals.

27

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
On Campus	47	2,881,477	$ 786,378	$ 19,602	$ 5,917	$ 13,685	12	93.5%
Off Campus-Affiliated	21	1,075,778	242,215	6,969	2,691	4,278	12	89.9%
Off Campus	39	1,289,761	353,283	8,793	2,846	5,947	13	87.5%
Subtotal	**107**	**5,247,016**	**1,381,876**	**35,364**	**11,454**	**23,910**	**12**	**91.3%**
Held-for-sale	7	205,635	15,039	870	510	360		
Development	2	181,530	21,498					
Land	2		8,928					
Total	**118**	**5,634,181**	**$ 1,427,341**	**$ 36,234**	**$ 11,964**	**$ 24,270**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

Total MOB Performance	4Q08	1Q09	2Q09	3Q09	4Q09
Properties*	102	102	102	105	107
Square feet*	4,522,164	4,522,164	4,522,164	5,099,505	5,247,016
Investment balance*	$ 1,217,337	$ 1,206,698	$ 1,197,255	$ 1,343,659	$ 1,381,876
Occupancy*	90.6%	90.4%	90.8%	91.2%	91.3%
Total revenue*	$ 32,102	$ 32,064	$ 31,541	$ 34,021	$ 35,364
Operating expenses*	$ 10,989	$ 11,048	$ 11,239	$ 12,153	$ 11,454
NOI from continuing operations*	$ 21,113	$ 21,016	$ 20,302	$ 21,868	$ 23,910
NOI from discontinued operations	$ 228	$ 468	$ 481	$ 415	$ 360
Total cap-ex / TI / LC	$ 2,865	$ 2,425	$ 2,733	$ 3,637	$ 5,025
Expired (square feet)*	188,367	167,813	129,024	121,312	241,266
Retained (square feet)*	145,349	120,612	107,647	74,882	208,792
Retention rate*	77.2%	71.9%	83.4%	61.7%	86.5%

Same Store Performance*	4Q08	1Q09	2Q09	3Q09	4Q09
Properties	102	102	102	102	102
Square feet	4,522,164	4,522,164	4,522,164	4,522,164	4,522,164
Investment balance	$ 1,217,337	$ 1,206,698	$ 1,197,255	$ 1,187,890	$ 1,181,293
Occupancy	90.6%	90.4%	90.8%	91.0%	91.5%
Total revenue	$ 32,102	$ 32,064	$ 31,541	$ 32,696	$ 31,750
Operating expenses	$ 10,989	$ 11,048	$ 11,239	$ 12,120	$ 10,919
NOI	$ 21,113	$ 21,016	$ 20,302	$ 20,576	$ 20,831

Remaining Lease Expirations*	2010	2011	2012	2013	2014
Square feet	349,121	460,467	497,580	384,590	543,661
% of total portfolio	6.7%	8.8%	9.5%	7.3%	10.4%

* Results and forecasts include month-to-month and holdover leases and exclude terminations and discontinued operations.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

By Tenant*	Square Feet	% of Total
Aurora Health Care, Inc.	293,629	5.6%
Tenet Health Systems	254,145	4.8%
Baptist Health System, Inc	161,933	3.1%
United HealthCare Services, Inc	160,855	3.1%
Community Health Systems	155,365	3.0%
Remaining Portfolio	4,221,089	80.4%
Total	**5,247,016**	**100.0%**

*Excludes development and held-for-sale properties.

By Region*	Properties	Square Feet	% of Total	Investment Balance ($000)	Balance per Square Foot
South Atlantic	45	1,465,959	26.0%	$ 371,747	$ 254
West South Central	16	832,446	14.8%	204,296	245
Middle Atlantic	13	781,505	13.9%	186,121	238
Mountain	15	700,583	12.4%	203,678	291
East South Central	11	610,335	10.8%	112,831	185
Pacific	10	597,497	10.6%	190,766	319
East North Central	6	475,483	8.4%	129,302	272
West North Central	2	170,373	3.1%	28,600	168
Total	**118**	**5,634,181**	**100.0%**	**$ 1,427,341**	**$ 253**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

By State	Properties	Square Feet	% of Total	Investment Balance ($000)	Balance per Square Foot
Florida	26	918,153	16.3%	$ 255,034	$ 278
Texas	15	787,643	14.0%	192,444	244
California	9	534,333	9.5%	163,156	305
New Jersey	5	406,985	7.2%	106,787	262
Arizona	5	339,205	6.0%	86,818	256
Nevada	9	324,992	5.8%	109,974	338
Alabama	5	303,907	5.4%	40,981	135
Wisconsin	1	293,629	5.2%	90,978	310
Georgia	7	286,152	5.1%	64,923	227
New York	7	276,388	4.9%	58,352	211
Remaining portfolio	29	1,162,794	20.6%	257,894	222
Total	**118**	**5,634,181**	**100.0%**	**$ 1,427,341**	**$ 253**

29

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/08	2009 YTD Funding	2009 YTD Conversions	CIP Balance at 12/31/09
Development Properties						
CCRC - entrance fee	3	757	$ 167,925	$ 85,874	$ (154,050)	$ 99,749
CCRC - rental	1	32	231	3,293	(3,524)	-
Combination - entrance fee	4	548	106,958	70,347	(127,762)	49,543
Combination - rental	16	1,722	162,215	150,825	(234,031)	79,009
Freestanding dementia care	3	157	13,994	10,807	(16,576)	8,225
Freestanding skilled nursing	1	120	9,002	5,559	(14,561)	-
Hospital	3	212	75,509	113,907	-	189,416
Medical office	6	870,062	96,772	107,853	(183,127)	21,498
Total	**37**		**$ 632,606**	**$ 548,465**	**$ (733,631)**	**$ 447,440**
Expansion Projects						
CCRC - entrance fee	3	36	$ 3,814	$ 2,871	$ (3,330)	$ 3,355
Combination - entrance fee	4	28	2,999	3,996	(958)	6,037
Total	**7**		**6,813**	**6,867**	**(4,288)**	**9,392**
Development Total	**44**		**$ 639,419**	**$ 555,332**	**$ (737,919)**	**$ 456,832**

Development Funding Projections *

(dollars in thousands)

				Projected Future Funding				
	Projects	Beds / Units / Square Feet	Initial Yield	2010 Funding	2011 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
CCRC - entrance fee	1	288	10.0%	$ 11,627	$ -	$ -	$ 11,627	$ 111,376
Combination - entrance fee	1	144	6.0%	6,657	-	-	6,657	56,200
Combination - rental	5	523	7.8%	12,291	-	-	12,291	91,300
Freestanding dementia care	1	84	9.0%	1,375	-	-	1,375	9,600
Hospital	3	212	9.3%	106,914	44,376	-	151,290	340,706
Medical office	2	181,530	8.9%	29,097	-	-	29,097	50,595
Total	**13**		**8.9%**	**$167,961**	**$ 44,376**	**$ -**	**$ 212,337**	**$ 659,777**

* Excludes expansion projects

30

PORTFOLIO

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions		
	Amount	Projected Initial Cash Yields (1)
1Q10 estimate	$ 163,280	7.2%
2Q10 estimate	228,732	9.6%
3Q10 estimate	35,515	9.3%
4Q10 estimate	21,750	10.1%
1Q11 estimate	-	0.0%
2Q11 estimate	210,500	9.3%
3Q11 estimate	-	0.0%
4Q11 estimate	-	0.0%
Total	**$ 659,777**	**8.9%**

Annual Conversions		
	Amount	Projected Initial Cash Yields (1)
2010 estimate	$ 449,277	8.7%
2011 estimate	210,500	9.3%
2012 estimate	-	0.0%
2013 estimate	-	0.0%
2014+ estimate	-	0.0%
Total	**$ 659,777**	**8.9%**

* Excludes expansion projects

Notes:
(1) Actual initial yields may be higher if the underlying market rates increase.

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	9/30/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	12/31/09 Properties
CCRC - entrance fee	4	0	1	0	5
CCRC - rental	2	0	0	0	2
Combination - entrance fee	5	0	2	0	7
Combination - rental	13	0	4	0	17
Freestanding assisted living	2	0	0	(1)	1
Freestanding dementia care	4	0	0	0	4
Freestanding skilled nursing	2	0	0	0	2
Long Term Acute Care Hospital	4	0	0	0	4
Acute Care Hospital	0	0	0	0	0
Total	**36**	**0**	**7**	**(1)**	**42**

Property Type	12/31/09 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	5	1,071	$ 270,490	4.4%
CCRC - rental	2	727	86,124	1.4%
Combination - entrance fee	7	1,274	301,121	4.9%
Combination - rental	17	2,032	374,827	6.2%
Freestanding assisted living	1	56	7,120	0.1%
Freestanding dementia care	4	173	28,980	0.5%
Freestanding skilled nursing	2	240	33,056	0.5%
Long Term Acute Care Hospital	4	212	67,229	1.1%
Total	**42**	**5,785**	**$ 1,168,947**	**19.2%**

Occupancy	9/30/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	12/31/09 Properties
0 - 50%	24	0	7	0	(4)	27
50% - 70%	2	0	0	0	4	6
70% +	10	0	0	0	(1)	9
Total	**36**	**0**	**7**	**0**	**(1)**	**42**

Occupancy	12/31/09 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	27	13	$ 42,040	7.5%	$ 780,116	12.8%
50% - 70%	6	30	15,201	2.7%	152,566	2.5%
70% +	9	36	17,052	3.1%	236,265	3.9%
Total	**42**	**21**	**$ 74,293**	**13.3%**	**$ 1,168,947**	**19.2%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

PORTFOLIO

Portfolio Trends

Operator Concentration Trend (1)


60%
50%
40%
30%
20%
12/31/2006
12/31/2007
12/31/2008
12/31/2009
36.6%
23.8%
Top 10
Top 5

Property Type Trend (2)


35%
30%
25%
20%
15%
10%
5%
0%
12/31/2006
12/31/2007
12/31/2008
12/31/2009
23.8%
23.1%
21.0%
19.5%
12.6%
SNF
MOB
ALF
ILF/CCRC
HOS

Payor Mix Trend (3)


70%
60%
50%
40%
30%
20%
10%
12/31/2006
12/31/2007
12/31/2008
9/30/2009
68.8%
16.6%
14.6%
Private
Medicaid
Medicare

Notes:
(1) Operator concentration trend based on investment balances for the dates presented.
(2) Property type trend based on committed investment balances for the dates presented.
(3) Payor mix is weighted by investment balance including stable and unstabilized properties.

33

GLOSSARY Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: C overage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: C ontinuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: C ertain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for hospitals which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: E arnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: R epresents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by ten ants/borrowers to calculate expense per occupied unit and has not independently verified the information. 34

GLOSSARY Freestanding: A property that offers one level of service. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet. Medical Office: M edical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: M edical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest. On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure. 35

GLOSSARY Region Definitions: E ight divisions as established by the Census Bureau. New England - Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: T he ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: S quare feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: R epresents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: F or the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Skilled Nursing: S killed nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Hospitals: H ospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A facility will generally enter the stable portfolio after it has generated CAMF of 1.10x or greater for three consecutive months. Additionally, a facility will enter the stable portfolio if a facility fails to meet the above criteria in the 12 months following the budgeted stabilization date. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. 36

SUPPLEMENTAL The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National REPORTING Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD 35 represents FFO excluding net straight-line rental adjustments, amortization related to above/below market MEASURES leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investmen t recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 37

HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com